Exhibit 99.1

NOTICE OF REDEMPTION

PANAVISION INC.

9-5/8% Senior Subordinated Discount Exchange Notes due 2006

(CUSIP Number 693671AB5)

December 1, 2005

To Holders of 9-5/8% Senior Subordinated Discount Exchange Notes Due 2006 issued by Panavision Inc. (the “Issuer”).

Reference is hereby made to the Indenture, dated as of February 11, 1998, as supplemented by the First Supplemental Indenture, dated as of June 4, 1998 (as so supplemented, the “Indenture”), between the Issuer and The Bank of New York, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meaning given to those terms in the Indenture.

NOTICE IS HEREBY GIVEN THAT, pursuant to Article 3 of the Indenture, the Issuer has elected to redeem all of its outstanding 9-5/8% Senior Subordinated Discount Exchange Notes Due 2006 (collectively, the “Securities”) on the following terms and conditions:

1.            The redemption date for the Securities is January 3, 2006 (the “Redemption Date”).

2.            The redemption price for the Securities is 100% of the principal amount of the Securities plus accrued and unpaid interest to the Redemption Date (the “Redemption Price”).

3.            The Paying Agent is The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286.

4.            Holders must surrender their Securities to the Paying Agent at the following address to collect the Redemption Price.

If by Mail: The Bank of New York P.O. Box 396 East Syracuse, NY 13057 Attn: Debt Processing Group	By Registered or Certified Mail: The Bank of New York 111 Sanders Creek Parkway, 2nd Floor East Syracuse, NY 13057 Attn: Debt Processing Group	By Hand or Overnight Delivery: The Bank of New York 111 Sanders Creek Parkway, 2nd Floor East Syracuse, NY 13057 Attn: Debt Processing Group

5.            Unless the Issuer defaults in making the redemption payment or the Paying Agent is prohibited from making the redemption payment pursuant to the terms of the Indenture, interest on the Securities will cease to accrue on and after the Redemption Date.

6.            The Securities are being redeemed pursuant to paragraph 5 of the Securities.

7.            No representation is made as to the correctness or accuracy of the CUSIP number listed in this or any notice of redemption or printed on the Securities.

PANAVISION INC.

By:   /s/ Damien M. Sullivan

Name:   Damien M. Sullivan

Title:     Vice President, General Counsel and
              Secretary

IMPORTANT TAX INFORMATION

Withholding of 28% of gross redemption proceeds of any payment made within the United States is required by the Interest and Dividend Tax Compliance Act of 1983 unless the Paying Agent has the correct taxpayer identification number (Social Security Number or Employer Identification Number) or exemption certificate of the Payee. You must furnish a properly completed IRS Form W-9 when presenting your Securities.